Exhibit 99.1

JAGGED PEAK, INC. ANNOUNCES FINANCIAL RESULTS FOR

YEAR END OF FISCAL 2006

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727.499.1717	727.499.1717

•	NET REVENUES INCREASED OVER 18% TO $11.5 MILLION

•	POSITVE OPERATING CASH FLOW

•	2 MILLION CONVERTIBLE DEBT

•	1 MILLION REVOLVING DEBT FACILITY

CLEARWATER, FL–March 26, 2006–Jagged Peak, Inc. (OTCBB: JGPK), a global provider of enterprise commerce, demand management, and fulfillment solutions and services announced financial results for the year ended December 29, 2006.

Net revenues for the 52-week period increased over 18 percent to approximately $11.5 million, compared to $9.7 million for the same period last year. The increases in revenue primarily related to the continued expansion of services to existing customers and new technology customers. Costs of sales, which consist primarily of labor, software amortization, technology, facilities and other reimbursable expenses increased by approximately 17 percent to approximately $8.9 million, compared to approximately $7.6 million for the same period last year. As a percentage of revenue, cost of sales decreased by approximately 1 percent compared to the same period last year. The increased cost of sales and the decrease as a percentage of revenue resulted primarily from increased order volume, increased productivity, increased higher margined professional services, technology enhancements and costs related to increased shipping revenue. General and Administrative expenses increased by approximately 44 percent to approximately $4.2 million compared with costs of approximately $2.9 million last year. The increase was primarily related to $303,400 related to the termination of a management agreement, $484,300 related to the termination of capital raising efforts, $414,500 related to stock based employee compensation, increased executive management and sales force, $74,000 related to the early extinguishment of debt, increased overhead expenses related to the sales and marketing plan, and increases in expenses directly related to being a public entity. The elimination of reverse acquisition expenses and other unnecessary expenses of approximately $400,000 offset these increases. The Company reported a net loss of approximately $1,379,100, or $(0.10) per weighted average share, compared with a net loss of $729,900, or $(0.06) per weighted average share for the same period last year.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, Inc., commented, “Jagged Peak was successful in accomplishing its major milestones of 2006. We were able to secure financing to fuel our growth and provide us the necessary working capital to expand our infrastructure. We have seen solid growth from our existing customers and continue to expand our customer base within our targeted markets. We are very excited with the present market opportunities and continued penetration of our products and services to these clients. Management has established 2007 sales and operational objectives and are executing those strategies. We have added key strategic associates to strengthen our services and build deeper operational expertise. Our goal in 2007 is to focus on sales and marketing and the continued growth of Jagged Peak.”

Andrew J. Norstrud, Chief Financial Officer of Jagged Peak, Inc., commented, “Our fourth quarter performance and the overall year end earnings reflect numerous non-cash and non-recurring expenses that mask the significant improvements and progress Jagged Peak has made throughout the year. The Company continues to show positive cash flow from operations, which is important at this stage of Jagged Peak’s development. Another important accomplishment was completed in 2006 when management reached an agreement with a major financial institution to provide the necessary capital to accelerate our growth initiatives and concentrate on more of our long-term objectives.” Andrew J. Norstrud also commented, “Jagged Peak has a strong foundation of technology products and infrastructure to take advantage of what management sees as great opportunities in the technology market.”

EBITDA for the 52-week period ended December 29, 2006 was approximately $(1,187,700) compared to approximately $(257,900) in the comparable period of the prior year. The decrease in the EBITDA directly relates to (i) $303,400 related to the termination of a management agreement, (ii) $484,300 related to the termination of capital raising efforts, (iii) $414,500 related to stock based employee compensation, and (iv) $74,000 related to the early extinguishment of debt. This was offset by the elimination of the $350,000 of reverse acquisition expenses incurred during the prior year. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization costs. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation. The Company believes EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent comparisons of the Company’s performance. In order to provide consistent comparisons of year-over-year EBITDA, the following reconciliation is provided.

	For the period ended
	December 29, 2006	December 30, 2005
Net loss as reported	$(1,379,100)	$(729,900)
Income tax benefit	(472,000)	(300,000)
Interest expense	182,700	231,300
Depreciation and amortization	480,700	540,700

EBITDA	$(1,187,700)	$(257,900)

USE OF GAAP AND NON-GAAP MEASURES

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), the Company has included in this report earnings “EBITDA,” with EBITDA being defined by the Company as earnings before interest, taxes, depreciation and amortization. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation of EBITDA. For each non-GAAP financial measure, the Company has presented the most directly comparable GAAP financial measure and has reconciled the non-GAAP financial measure with such comparable GAAP financial measure.

These non-GAAP financial measures provide useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. In addition, the Company uses these non-GAAP financial measures internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The Company’s flagship product, EDGE (E-Business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest growing technology companies for four consecutive years (2000-2004). For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the market, increased competition, our ability to attract and retain qualified personnel, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 29, 2006.

-Tables Follow-

Jagged Peak, Inc.

Statements of Operations

52-Week Period Ended

	12/29/2006	12/30/2005
Revenue
Gross revenue	$14,442,600	$11,196,500
Discounts, freight and other	(2,980,300)	(1,514,500)

Net revenues	11,462,300	9,682,000

Cost of sales	8,862,400	7,567,100

Gross profit	2,599,900	2,114,900

Selling, general and administrative expenses	4,184,000	2,913,500

Loss from operations	$(1,584,100)	$(798,600)

Other expenses
Interest expense	(182,700)	(231,300)
Other expense	(84,300)

Total other expenses	(267,000)	(231,300)

Loss before income taxes	$(1,851,100)	$(1,029,900)

Provision for income tax benefit	(472,000)	(300,000)

Net loss	$(1,379,100)	$(729,900)

Net loss per common share	$(.10)	$(.06)

Weighted average number of common shares outstanding	13,937,345	12,871,444

Diluted loss per common share	$(.10)	$(.06)

Weighted average number of common shares and common equivalent shares outstanding	13,937,345	12,871,444

Jagged Peak, Inc.

Balance Sheets

	December 29, 2006	December 30, 2005
Assets
Current assets:
Cash	$947,200	$20,500
Accounts receivable, net of allowance for doubtful accounts of $105,000 and $45,000 at December 29, 2006 and December 30, 2005, respectively	1,192,100	1,063,300
Other receivables	50,000	41,000
Work in process, net of allowance of $20,000 and $32,000 at December 29, 2006 and December 30, 2005, respectively	23,700	148,800
Deferred tax asset	67,700	171,100
Other current assets	398,000	132,500

Total current assets	2,678,700	1,577,200
Property and equipment, net of accumulated depreciation of $1,536,400 and $1,473,400 at December 29, 2006 and December 30, 2005, respectively	323,800	373,800
Other assets:
EDGE application, net of accumulated amortization of $1,075,100 and $739,200 at December 29, 2006 and December 30, 2005, respectively	220,300	556,300
Deferred tax asset	1,115,100	539,700
Other assets	629,400	1,103,600

Total long-term assets	2,288,600	2,573,400
Total assets	$4,967,300	$4,150,600

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, trade	$1,096,400	$1,032,500
Accrued payroll and bonuses	340,000	70,300
Other accrued expenses	30,400	227,900
Revolving Note, $1,000,000 available at December 29, 2006	—	—
Deferred rent	20,300	14,200
Notes payable, current portion	45,000	325,000
Deferred revenue and customer deposits	546,800	758,700

Total current liabilities	2,078,900	2,428,600
Long-term liabilities:
Notes payable, net of current portion	1,955,000	613,900
Deferred rent, long term	119,400	139,000

Total long-term liabilities	2,074,400	752,900
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding at December 29, 2006 and December 30, 2005
Common stock, $.001 par value; 70,000,000 shares authorized; 13,869,297 shares issued and outstanding at December 29, 2006, 13,619,759 shares issued and outstanding at December 30, 2005	13,900	13,600
Additional paid-in capital	3,274,100	2,050,400
Accumulated deficit	(2,474,000)	(1,094,900)

Total stockholders’ equity	814,000	969,100
Total liabilities and stockholders’ equity	$4,967,300	$4,150,600

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